UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2004

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 13, 2004, the Board of Directors of The Boeing Company (the “Company”), upon the recommendation of the Governance, Organization and Nominating Committee, elected Richard Nanula, Executive Vice President and Chief Financial Officer of Amgen Inc., as a new director effective January 1, 2005. Mr. Nanula was elected to the class of directors whose term expires in 2006. In addition, Mr. Nanula was appointed to the Company’s Audit Committee and the Finance Committee. There was no arrangement or understanding between Mr. Nanula and any other persons pursuant to which Mr. Nanula was selected as a director and there are no related party transactions between Mr. Nanula and the Company. A copy of the Company’s press release announcing the election of Mr. Nanula is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

On December 13, 2004, the Board of Directors amended and restated the Company’s By-Laws by increasing the number of directors from eleven to twelve. A copy of the Company’s By-Laws, as amended and restated, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

99.1    Press Release issued December 13, 2004.

99.2    By-Laws, as amended and restated on December 13, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/s/ James C. Johnson
James C. Johnson

Vice President, Corporate Secretary and Assistant General Counsel

Date: December 14, 2004

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by The Boeing Company on December 13, 2004.

99.2	By-Laws, as amended and restated on December 13, 2004.

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